UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2012

Oxygen Biotherapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34600	26-2593535
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ONE Copley Parkway, Suite 490
Morrisville, NC 27560
(Address of principal executive offices) (Zip Code)

919-855-2100
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement

On February 27,  2012, the Company issued a notice of termination to both Dermacyte Switzerland Ltd. and Comercial Uni2, SA de C.V for breaching the provisions in their respective Master Agreements regarding minimum purchase requirements of the Company’s cosmetic Dermacyte ® product and failing to cure such breach within the thirty (30) day cure period provided.  The notification of termination came after the Company had sent each business a notification of breach in January advising them they were in breach of their purchase requirements and the need to cure such breach within the next thirty (30) days.  The Master Agreement with Dermacyte Switzerland Ltd. was entered into on December 15, 2010, the Master Agreement with Comercial Uni2, SA de C.V. was effective on February 28, 2011.  No early termination fees or other payments were incurred by either party in connection with the termination.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oxygen Biotherapeutics, Inc.

Date: March 1, 2012	By:	/s/ Michael B. Jebsen
Michael B. Jebsen
President and Chief Financial Officer